UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2023

PLx Pharma Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36351	46-4995704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Fishers Lane, Suite E, Sparta, New Jersey	07871
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 409-6541

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PLXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2023, John W. Hadden II, a member of the Board of Directors (the “Board”) of PLx Pharma, Inc. (the “Company”), resigned from the Board effective immediately. Mr. Hadden’s resignation is not the result of any disagreement with the Company.

Item 8.01	Other Events.

In August 2022, and as previously disclosed, the Company engaged Raymond James & Associates, Inc. as financial advisor to evaluate strategic alternatives to maximize stockholder value. On January 14, 2023, the Company engaged SierraConstellation Partners LLC, a business advisory firm, to further explore strategic alternatives, which may include a liquidation strategy in the event that more advantageous alternatives prove unavailable to the Company.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX PHARMA INC.

Dated: January 20, 2023	By:	/s/ Natasha Giordano
		Name:	Natasha Giordano
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).